Exhibit 99.1
NEWS RELEASE

The Andersons, Inc. Reports Fourth Quarter and Full Year Results

MAUMEE, OHIO, February 17, 2026 - The Andersons, Inc. (Nasdaq: ANDE) announces financial results for the fourth quarter ended December 31, 2025.

Financial Highlights:
•Fourth quarter net income attributable to The Andersons of $67 million, or $1.97 per diluted share, and $70 million, or $2.04 per diluted share, a record on an adjusted basis
•Full year net income attributable to The Andersons of $96 million, or $2.79 per diluted share, and $111 million, or $3.23 per diluted share, on an adjusted basis
•Adjusted EBITDA of $137 million for the fourth quarter and $337 million for the year
•Renewables fourth quarter pretax income was $54 million on record production, solid merchandising, and benefits from biofuels policy
•Agribusiness fourth quarter pretax income was $46 million on solid operations through record corn harvest

"Our record fourth quarter results reflect solid execution in both Renewables and Agribusiness. Recent investments in both businesses, including full ownership of the ethanol plants, contributed to this quarter's financial performance. Our Skyland locations were able to accumulate large corn and sorghum positions at favorable values and saw the return of sorghum exports through our Houston port elevator. Eastern assets realized seasonally high elevation margins on higher volumes from increased corn demand, while over-supplied markets continued to limit merchandising opportunities," said President and CEO Bill Krueger. "In this very busy quarter for our grain elevators and ethanol plants, I'm pleased with our ability to serve our customers."

"We have a number of strategic capital investments at various stages of completion. In the quarter, we began operations at our mineral processing facility in Carlsbad, New Mexico. Several other projects including our multi-year expansion at the Port of Houston and recently announced $60 million investment to increase capacity at our Clymers, Indiana ethanol production facility, are progressing," added Krueger. "We also expect to begin operating a bio-based diesel feedstock storage and blending facility at one of the Skyland locations later this quarter. We continue to add corn and wheat cleaning operations throughout our asset footprint in response to food and pet food customer demand. We intend to actively pursue additional growth projects, including lowering the carbon intensity of our ethanol plants as well as evaluating process improvements and further expansion and acquisition opportunities."

$ in millions, except per share amounts
	Q4 2025	Q4 2024	Variance	YTD 2025	YTD 2024	Variance
Pretax Income	$87.6	$67.3	$20.3	$141.5	$200.8	$(59.3)
Pretax Income Attributable to the Company[1]	83.9	58.2	25.7	117.9	144.1	(26.2)
Adjusted Pretax Income (Loss) Attributable to the Company[1]	87.4	60.6	26.8	136.6	146.7	(10.1)
Agribusiness[1]	45.0	56.0	(11.0)	64.2	113.3	(49.1)
Renewables[1]	54.3	17.1	37.2	125.5	80.0	45.5
Other[1]	(12.0)	(12.5)	0.5	(53.1)	(46.6)	(6.5)
Net Income Attributable to the Company	67.4	45.1	22.3	95.7	114.0	(18.3)
Adjusted Net Income Attributable to the Company[1]	70.0	46.9	23.1	111.0	116.7	(5.7)
Diluted Earnings Per Share (EPS)	1.97	1.31	0.66	2.79	3.32	(0.53)
Adjusted EPS[1]	2.04	1.36	0.68	3.23	3.40	(0.17)
EBITDA[1]	132.9	113.7	19.2	322.0	360.3	(38.3)
Adjusted EBITDA[1]	$136.5	$116.5	$20.0	$337.3	$363.4	$(26.1)

1 Non-GAAP financial measures; see appendix for explanations and reconciliations.

Cash, Liquidity, and Long-Term Debt Management

"Our businesses generated solid operating cash flows into the fourth quarter on improved earnings, allowing us to continue to fund growth projects," said Executive Vice President and CFO Brian Valentine. "Our long-term debt to adjusted EBITDA ratio of 1.8 times remains well below our stated target of less than 2.5 times. We are pleased with the strength of our balance sheet and the flexibility it provides as we execute against our strategy."

The company used $6 million and generated $269 million in cash from operating activities for the fourth quarters of 2025 and 2024, respectively, and generated $110 million and $100 million in cash from operations before working capital changes for the same periods, respectively.

For the full years of 2025 and 2024, the company generated $177 million and $332 million in cash from operating activities, respectively. Cash from operations before working capital changes for the same years was $278 million and $323 million, even with the challenging ag markets in 2025.

Fourth Quarter Segment Overview

Agribusiness Posts Solid Fourth Quarter on a Record Corn Harvest

Agribusiness recorded pretax income of $46 million and adjusted pretax income attributable to the company of $45 million for the quarter, compared to pretax income of $55 million and adjusted pretax income attributable of $56 million in the fourth quarter of the prior year.

The robust fall harvest helped drive solid earnings in the quarter, with different fundamentals in the east and west. The western footprint, including Skyland Grain, saw improved performance as it saw strong basis appreciation in corn and sorghum. Increased corn demand from ethanol and export programs provided good margins for the eastern assets but kept basis levels elevated through harvest. This may limit basis appreciation opportunities in the region going into 2026.

Our complementary asset footprint should provide some uplift in 2026, with more traditional basis appreciation opportunities in the west, while continued export demand would benefit elevation margins for the eastern assets. Sorghum exports remained strong into early 2026 which we expect will benefit our Skyland and Houston assets. As on-farm grain volumes come to market, merchandising opportunities may arise. Domestic premium ingredient demand is also expected to stay solid and should continue to support recent capital growth investments. Expected corn plantings are higher than historical average, which may drive demand for nitrogen products, but volumes will be dependent on farmer economics.

Agribusiness had fourth quarter adjusted EBITDA of $80 million, compared to fourth quarter 2024 adjusted EBITDA of $88 million. For the full year, adjusted EBITDA was $187 million in 2025, compared to $218 million in 2024.

Renewables Reports Strong Quarter on Record Production

The Renewables segment reported pretax income of $54 million in the fourth quarter compared to pretax income of $26 million and pretax income attributable to the company of $17 million in the fourth quarter of 2024.

The group reported strong fourth quarter results on efficient plant operations and record production, as well as improved ethanol board crush margins of $0.15/gallon over the prior year. Firmer corn basis and higher natural gas expense partially offset the favorable board crush. Fourth quarter results also included $15 million of 45Z tax credits, bringing the year-to-date total to $35 million. The renewable feedstocks business had another solid quarter, and co-product values improved over the fourth quarter of 2024.

Favorable biofuels policies, continuing elevated export demand, upcoming planned industry maintenance, and summer gasoline demand should all support ethanol fundamentals this year. Renewable feedstocks merchandising should also benefit this year with the anticipated robust Renewable Volume Obligations.

Renewables recorded EBITDA of $69 million in the fourth quarter of 2025, compared to 2024 fourth quarter EBITDA of $41 million. For the full year, adjusted EBITDA was $203 million in 2025, compared to $189 million 2024.

Income Taxes

The company recorded income tax expense at an effective rate of 19% for the fourth quarter and 16% for the year. The rates were impacted by non-taxable 45Z income, the elimination of certain reserves against uncertain tax positions related to R&D tax credits, and the tax treatment of noncontrolling interests.

Conference Call

The company will host a webcast on Wednesday, February 18, 2026, at 8:30 a.m. ET, to discuss its performance and provide its outlook for 2026. To access the call, please dial 888-317-6003 or 412-317-6061 (international toll) and use elite entry number: 9697756. It is recommended that you call 10 minutes before the conference call begins.

To access the webcast, click on the link: https://app.webinar.net/qPML06xl8dK and submit the requested information as directed. A replay of the call can also be accessed under the heading "Investors" on the company’s website at www.andersonsinc.com.

Forward-Looking Statements

This release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks include economic, weather and regulatory conditions, competition, geopolitical risk, and the risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission. Although the company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct.

Non-GAAP Measures

This release contains non-GAAP financial measures. The company believes that pretax income (loss) attributable to the company; adjusted pretax income (loss) attributable to the company; adjusted pretax income (loss); adjusted net income attributable to the company; adjusted diluted earnings per share; earnings before interest, taxes, depreciation, and amortization (or EBITDA); adjusted EBITDA; and cash from operations before working capital changes provide additional information to investors and others about its operations, allowing an evaluation of underlying operating performance and liquidity and better period-to-period comparability. The above measures are not and should not be considered as alternatives to pretax income (loss) or income (loss) before income taxes, net income (loss), diluted earnings (loss) per share attributable to The Andersons, Inc. common shareholders and cash provided by (used in) operating activities as determined by generally accepted accounting principles. Reconciliations of the GAAP to non-GAAP measures may be found within this press release and the financial tables provided herein.

Company Description

The Andersons, Inc., is a North American agriculture and renewable fuels company. Guided by its Statement of Principles, The Andersons is committed to providing extraordinary service to its customers, helping its employees improve, supporting its communities, and increasing the value of the company. For more information, please visit www.andersonsinc.com.

Investor Relations Contact
Mike Hoelter
Vice President, Corporate Controller and Investor Relations
Phone: 419-897-6715
E-mail: investorrelations@andersonsinc.com

The Andersons, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands, except per share data)	2025	2024	2025	2024
Sales and merchandising revenues	$2,536,249	$3,123,138	$11,008,928	$11,257,548
Cost of sales and merchandising revenues	2,304,758	2,910,028	10,295,277	10,563,622
Gross profit	231,491	213,110	713,651	693,926
Operating, administrative and general expenses[1]	150,466	147,154	603,363	503,620
Interest expense, net	12,090	10,266	47,159	31,760
Other income, net	18,643	11,560	78,340	42,211
Income before income taxes	87,578	67,250	141,469	200,757
Income tax provision	16,486	13,146	22,168	30,057
Net income	71,092	54,104	119,301	170,700
Net income attributable to noncontrolling interests	3,658	9,014	23,588	56,688
Net income attributable to The Andersons, Inc.	$67,434	$45,090	$95,713	$114,012

Earnings per share attributable to The Andersons, Inc. common shareholders:
Basic earnings:	$1.98	$1.32	$2.81	$3.35
Diluted earnings:	$1.97	$1.31	$2.79	$3.32
1 Operating, administrative and general expenses includes asset impairment charges of $18.1 million, for the year ended December 31, 2025, to facilitate period-over-period comparability.

The Andersons, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$98,283	$561,771
Accounts receivable, net	652,472	764,550
Inventories	1,365,121	1,286,811
Commodity derivative assets – current	135,466	148,801
Other current assets	125,067	88,344
Total current assets	2,376,409	2,850,277
Other assets:
Goodwill	127,856	127,856
Other intangible assets, net	63,510	69,345
Right of use assets, net	108,792	104,630
Other assets, net	96,765	101,055
Total other assets	396,923	402,886
Property, plant and equipment, net	939,500	868,151
Total assets	$3,712,832	$4,121,314

Liabilities and equity
Current liabilities:
Short-term debt	$249,420	$166,614
Trade and other payables	918,691	1,047,436
Customer prepayments and deferred revenue	195,331	194,025
Commodity derivative liabilities – current	51,153	59,766
Current maturities of long-term debt	63,375	36,139
Accrued expenses and other current liabilities	208,427	227,192
Total current liabilities	1,686,397	1,731,172
Long-term lease liabilities	71,545	65,312
Long-term debt, less current maturities	560,016	608,151
Other long-term liabilities	104,639	116,843
Total liabilities	2,422,597	2,521,478
Total equity	1,290,235	1,599,836
Total liabilities and equity	$3,712,832	$4,121,314

The Andersons, Inc.
Consolidated Statements of Cash Flows
(unaudited)

	Twelve months ended December 31,
(in thousands)	2025	2024
Operating Activities
Net income	$119,301	$170,700
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	133,323	127,804
Bad debt expense, net	4,664	17,637
Stock-based compensation expense	16,984	13,629
Deferred income taxes	(6,009)	(2,911)
Other[1]	9,910	(3,595)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts and notes receivable	104,572	35,777
Inventories	(72,399)	87,906
Commodity derivatives	6,000	15,005
Other current and non-current assets	4,732	(28,050)
Payables and other current and non-current liabilities	(144,080)	(102,396)
Net cash provided by operating activities	176,998	331,506
Investing Activities
Purchases of property, plant and equipment and capitalized software	(233,123)	(149,187)
Property insurance proceeds	28,124	12,137
Proceeds from sale of businesses	11,263	—
Acquisition of businesses, net of cash acquired	—	(29,172)
Other	(1,579)	3,148
Net cash used in investing activities	(195,315)	(163,074)
Financing Activities
Net (payments) receipts under short-term lines of credit	79,897	(91,951)
Proceeds from issuance of long-term debt	14,700	67,000
Payments of long-term debt	(36,208)	(83,589)
Distributions to noncontrolling interest owner	(33,768)	(102,295)
Dividends paid	(26,848)	(26,273)
Common stock repurchased	(15,366)	(2,295)
Purchase of noncontrolling interest in a consolidated subsidiary	(425,000)	—
Other	(4,555)	(10,956)
Net cash used in financing activities	(447,148)	(250,359)
Effect of exchange rates on cash and cash equivalents	1,977	(156)
Decrease in Cash and cash equivalents	(463,488)	(82,083)
Cash and cash equivalents at the beginning of the period	561,771	643,854
Cash and cash equivalents at the end of the period	$98,283	$561,771
1 Other adjustments to reconcile net income to cash provided by operating activities includes asset impairment charges of $18.1 million, for the year ended December 31, 2025, to facilitate period-over-period comparability.

The Andersons, Inc.
Adjusted Net Income Attributable to The Andersons, Inc.
A non-GAAP financial measure
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands, except per share data)	2025	2024	2025	2024
Net income	$71,092	$54,104	$119,301	$170,700
Net income attributable to noncontrolling interests	3,658	9,014	23,588	56,688
Net income attributable to The Andersons, Inc.	67,434	45,090	95,713	114,012
Adjustments:
Insured inventory and property recoveries, net	(216)	(4,446)	(12,861)	(9,650)
Asset impairment	—	—	11,376	—
Transaction related compensation	1,879	2,536	7,462	11,104
Loss on investments	—	1,535	7,178	1,535
Acquisition costs	—	2,738	5,927	2,738
Loss (gain) on sales of assets and businesses, net	310	—	(4,447)	—
Severance expense	1,480	—	2,677	—
Pension settlement	—	—	1,448	—
Gain on deconsolidation of joint venture	—	—	—	(3,117)
Income tax impact of adjustments[1]	(865)	(590)	(3,514)	42
Total adjusting items, net of tax	2,588	1,773	15,246	2,652
Adjusted net income attributable to The Andersons, Inc.	$70,022	$46,863	$110,959	$116,664

Diluted earnings per share attributable to The Andersons, Inc. common shareholders	$1.97	$1.31	$2.79	$3.32

Impact on diluted earnings per share	$0.07	$0.05	$0.44	$0.08
Adjusted diluted earnings per share attributable to The Andersons, Inc. common shareholders	$2.04	$1.36	$3.23	$3.40
1 The income tax impact of adjustments is taken at the blended federal, state, and local tax rate of 25% with the exception of the impairment of an equity method investment of $4.4 million in 2025 and certain transaction related compensation in 2024.

Adjusted net income (loss) attributable to The Andersons, Inc. reflects reported net income (loss) available to The Andersons, Inc. common shareholders after the removal of specified items described above. Adjusted diluted earnings (loss) per share reflects the fully diluted EPS of The Andersons, Inc. after removal of the effect on EPS as reported of specified items described above. Management believes that Adjusted net income (loss) attributable to The Andersons, Inc. and Adjusted diluted earnings (loss) per share are useful measures of The Andersons, Inc. performance as they provide investors additional information about the operations of the company allowing better evaluation of underlying business performance and better comparability to previous periods. These non-GAAP financial measures are not intended to replace or be alternatives to Net income attributable to The Andersons, Inc. and Diluted earnings attributable to The Andersons, Inc. common shareholders as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s average number of diluted shares outstanding for each respective period in order to arrive at an adjusted diluted earnings (loss) per share amount for each specified item.

The Andersons, Inc.
Segment Data
(unaudited)

(in thousands)	Agribusiness	Renewables	Other	Total
Three months ended December 31, 2025
Sales and merchandising revenues	$1,862,983	$673,266	$—	$2,536,249
Gross profit	179,337	52,154	—	231,491
Operating, administrative and general expenses	127,320	10,844	12,302	150,466
Other income (loss), net	4,095	15,580	(1,032)	18,643
Income (loss) before income taxes	45,898	54,310	(12,630)	87,578
Income attributable to noncontrolling interests	3,658	—	—	3,658
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$42,240	$54,310	$(12,630)	$83,920
Adjustments to income before income taxes[2]	2,798	—	655	3,453
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$45,038	$54,310	$(11,975)	$87,373

Three months ended December 31, 2024
Sales and merchandising revenues	$2,409,549	$713,589	$—	$3,123,138
Gross profit	176,085	37,025	—	213,110
Operating, administrative and general expenses	122,923	11,293	12,938	147,154
Other income (loss), net	12,039	958	(1,437)	11,560
Income (loss) before income taxes	55,270	26,020	(14,040)	67,250
Income attributable to noncontrolling interests	73	8,941	—	9,014
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$55,197	$17,079	$(14,040)	$58,236
Adjustments to income before income taxes[2]	828	—	1,535	2,363
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$56,025	$17,079	$(12,505)	$60,599
1 Income (loss) before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
2 Additional information on the individual adjustments that are included in the adjustments to income (loss) before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table. All adjustments are consistent with the EBITDA reconciliation with the exception of items where a portion of the expense is attributable to the noncontrolling interest and is represented in Income attributable to the noncontrolling interest within the reconciliation above. These adjustments include a $0.1 million difference in insured inventory and property recoveries, net for the three months ended December 31, 2025, and a $0.5 million difference in acquisition costs in the Agribusiness segment for the three months ended December 31, 2024.

The Andersons, Inc.
Segment Data (continued)
(unaudited)

(in thousands)	Agribusiness	Renewables	Other	Total
Twelve months ended December 31, 2025
Sales and merchandising revenues	$8,260,004	$2,748,924	$—	$11,008,928
Gross profit	556,907	156,744	—	713,651
Operating, administrative and general expenses	501,712	46,032	55,619	603,363
Other income (loss), net	44,874	35,071	(1,605)	78,340
Income (loss) before income taxes	56,587	140,102	(55,220)	141,469
(Loss) income attributable to noncontrolling interests	(275)	23,863	—	23,588
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$56,862	$116,239	$(55,220)	$117,881
Adjustments to income before income taxes[2]	7,378	9,279	2,103	18,760
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$64,240	$125,518	$(53,117)	$136,641

Twelve months ended December 31, 2024
Sales and merchandising revenues	$8,456,381	$2,801,167	$—	$11,257,548
Gross profit	522,992	170,934	—	693,926
Operating, administrative and general expenses	418,110	37,011	48,499	503,620
Other income (loss), net	35,185	8,665	(1,639)	42,211
Income (loss) before income taxes	109,156	139,760	(48,159)	200,757
Income attributable to noncontrolling interests	73	56,615	—	56,688
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$109,083	$83,145	$(48,159)	$144,069
Adjustments to income (loss) before income taxes[2]	4,192	(3,117)	1,535	2,610
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$113,275	$80,028	$(46,624)	$146,679
1 Income (loss) before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
2 Additional information on the individual adjustments that are included in the adjustments to income (loss) before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table. All adjustments are consistent with the EBITDA reconciliation with the exception of items where a portion of the expense is attributable to the noncontrolling interest and is represented in Income attributable to the noncontrolling interest within the reconciliation above. These adjustments include a $5.8 million difference in insured inventory and property recoveries, net, and a $2.3 million difference in asset impairments in the Agribusiness segment for the year ended December 31, 2025, and a $0.5 million difference in acquisition costs in the Agribusiness segment for the year ended December 31, 2024.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

(in thousands)	Agribusiness	Renewables	Other	Total
Three months ended December 31, 2025
Net income (loss)	$45,898	$54,310	$(29,116)	$71,092
Interest expense (income)	10,214	2,580	(704)	12,090
Tax provision	—	—	16,486	16,486
Depreciation and amortization	20,651	12,031	583	33,265
EBITDA	76,763	68,921	(12,751)	132,933
Adjusting items impacting EBITDA:
Transaction related compensation	1,879	—	—	1,879
Insured inventory and property recoveries, net	(72)	—	—	(72)
Loss on sales of assets and businesses, net	310	—	—	310
Severance expense	825	—	655	1,480
Total adjusting items	2,942	—	655	3,597
Adjusted EBITDA	$79,705	$68,921	$(12,096)	$136,530

Three months ended December 31, 2024
Net income (loss)	$55,270	$26,020	$(27,186)	$54,104
Interest expense (income)	9,931	670	(335)	10,266
Tax provision	—	—	13,146	13,146
Depreciation and amortization	21,144	14,079	955	36,178
EBITDA	86,345	40,769	(13,420)	113,694
Adjusting items impacting EBITDA:
Loss on investments	—	—	1,535	1,535
Transaction related compensation	2,536	—	—	2,536
Insured inventory and property recoveries, net	(4,446)	—	—	(4,446)
Acquisition costs	3,193	—	—	3,193
Total adjusting items	1,283	—	1,535	2,818
Adjusted EBITDA	$87,628	$40,769	$(11,885)	$116,512
Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, adjusted for specified items. The company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense, tax expense and depreciation and amortization to net income (loss). Management believes that adjusted EBITDA is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to net income (loss), the most directly comparable GAAP financial measure.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

(in thousands)	Agribusiness	Renewables	Other	Total
Twelve months ended December 31, 2025
Net income (loss)	$56,587	$140,102	$(77,388)	$119,301
Interest expense (income)	43,482	5,681	(2,004)	47,159
Tax provision	—	—	22,168	22,168
Depreciation and amortization	82,676	48,036	2,611	133,323
EBITDA	182,745	193,819	(54,613)	321,951
Adjusting items impacting EBITDA:
Loss on investments	7,178	—	—	7,178
Transaction related compensation	7,462	—	—	7,462
Insured inventory and property recoveries, net	(18,620)	—	—	(18,620)
Gain on sales of assets and businesses, net	(4,447)	—	—	(4,447)
Severance expense	2,022	—	655	2,677
Acquisition costs	—	5,927	—	5,927
Asset impairment	10,346	3,352	—	13,698
Pension settlement	—	—	1,448	1,448
Total adjusting items	3,941	9,279	2,103	15,323
Adjusted EBITDA	$186,686	$203,098	$(52,510)	$337,274

Twelve months ended December 31, 2024
Net income (loss)	$109,156	$139,760	$(78,216)	$170,700
Interest expense (income)	30,911	2,828	(1,979)	31,760
Tax provision	—	—	30,057	30,057
Depreciation and amortization	72,993	49,705	5,106	127,804
EBITDA	213,060	192,293	(45,032)	360,321
Adjusting items impacting EBITDA:
Loss on investments	—	—	1,535	1,535
Transaction related compensation	11,104	—	—	11,104
Insured inventory and property recoveries, net	(9,650)	—	—	(9,650)
Acquisition costs	3,193	—	—	3,193
Gain on deconsolidation of joint venture	—	(3,117)	—	(3,117)
Total adjusting items	4,647	(3,117)	1,535	3,065
Adjusted EBITDA	$217,707	$189,176	$(43,497)	$363,386
Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, adjusted for specified items. The company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense, tax expense and depreciation and amortization to net income (loss). Management believes that adjusted EBITDA is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to net income (loss), the most directly comparable GAAP financial measure.

Andersons, Inc.
Cash from Operations Before Working Capital Changes
A non-GAAP financial measure
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands)	2025	2024	2025	2024
Cash provided by (used in) operating activities	$(6,185)	$268,811	$176,998	$331,506
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	61,722	32,279	104,572	35,777
Inventories	(464,183)	(191,041)	(72,399)	87,906
Commodity derivatives	3,459	(34,322)	6,000	15,005
Other current and non-current assets	21,646	31,326	4,732	(28,050)
Payables and other current and non-current liabilities	261,319	330,673	(144,080)	(102,396)
Total changes in operating assets and liabilities	(116,037)	168,915	(101,175)	8,242
Cash from operations before working capital changes	$109,852	$99,896	$278,173	$323,264

Cash from operations before working capital changes is defined as cash provided by (used in) operating activities before the impact of changes in working capital within the statement of cash flows. The company calculates cash from operations by eliminating the effect of changes in accounts receivable, inventories, commodity derivatives, other current and non-current assets, and payables and other current and non-current liabilities; and adjusted by specific items from the cash provided by (used in) operating activities. Management believes that cash from operations before working capital changes is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Cash from operations before working capital changes is a non-GAAP financial measure and is not intended to replace or be an alternative to cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.